     As filed with the Securities and Exchange Commission on April 6, 2001

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MangoSoft, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Nevada                                        87-0543565
--------------------------------------------------------------------------------
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation of organization)                        Identification No.)

            1500 West Park Drive, Suite 190, Westborough, MA  01581
--------------------------------------------------------------------------------
                   (Address of principal executive offices)

               MangoSoft, Inc. 1999 Incentive Compensation Plan
--------------------------------------------------------------------------------
                           (Full title of the plan)

     Robert E. Parsons, MangoSoft, Inc., 1500 West Park Drive, Suite 190,
                     Westborough, MA 01581 (508) 871-7300
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                         Copies of communications to:
                            Steven A. Meetre, Esq.
                              Proskauer Rose LLP
                                 1585 Broadway
                              New York, NY  10036
                                (212) 969-3000

                        CALCULATION OF REGISTRATION FEE

                                     Number of       Proposed maximum          Proposed maximum         Amount of
Title of securities to be         Shares  to be       offering price          aggregate offering       registration
   registered                      registered          per unit (a)               price (a)              fee (a)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001
 per share                          115,122               $1.05                    $120,878                 $24
-----------------------------------------------------------------------------------------------------------------------

(a) Registration fees were calculated in accordance with Rule 457(c) under the Securities Act. Such calculation was based on the average of the bid and asked prices of the common stock on the OTC Bulletin Board on April 4, 2001.

     THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     MangoSoft, Inc., a Nevada corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission (Commission File No. 0-30781):

     (a) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, dated March 29, 2001; and

     (b) the description of the Registrant's common stock, $0.001 par value (the "Common Stock"), contained in the Registrant's Form 10-SB, dated June 9, 2000.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
     Not required for the Common Stock, which is registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.
     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is made to Section 78.7502 of the General Corporation Law of Nevada, the Registrant's jurisdiction of incorporation, which provides for indemnification of directors and officers under certain circumstances.

     The Registrant's Articles of Incorporation contain provisions that limit the liability of directors and officers under certain circumstances. As permitted by the Nevada General Corporation Law, directors and officers will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors and officers. Such limitation does not affect liability for any breach of the duty of a director or officer to the Registrant or its stockholders that involves (i) intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes 78.300.

     The Registrant has policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     The securities offered hereby were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

ITEM 8.  EXHIBITS.

     The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

ITEM 9.   UNDERTAKINGS.

     (a) The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, State of Massachusetts, as of April 5, 2001.


                              MANGOSOFT, INC.


                              By: /s/  Robert E. Parsons
                                  -----------------------------------
                                  Robert E. Parsons
                                  Vice President and Chief Financial  Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes Robert E. Parsons, his true and lawful attorney-in-fact with full power to execute in the name of each such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by such attorney-in-fact to any and all amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of April 5, 2001 by the following persons in the capacities indicated:

                 SIGNATURE                                 Title
                 ---------                                 ------

             /s/ DALE VINCENT                President and Chief Executive Officer
-------------------------------------------  (Principal executive officer)
               Dale Vincent

           /s/ ROBERT E. PARSONS             Vice President and Chief Financial Officer
-------------------------------------------  (Principal financial and accounting officer)
             Robert E. Parsons

              /s/ TONY COELHO                Director
-------------------------------------------
                Tony Coehlo

          /s/ DR. IRA GOLDSTEIN              Director
-------------------------------------------
            Dr. Ira Goldstein

                 SIGNATURE                    Title
                 ---------                    -----

            /s/ PAUL C. O'BRIEN              Director
-------------------------------------------
              Paul C. O'Brien

          /s/ DR. NICK TREDENNICK            Director
-------------------------------------------
            Dr. Nick Tredennick

             /s/ SELIG ZISES                 Director
-------------------------------------------
               Selig Zises

                                 Exhibit Index


Exhibit No.
-----------

5               Opinion of Earl Monsey, Esq.

23(a)           Consent of Earl Monsey, Esq. (included in Exhibit 5)

23(b)           Consent of Deloitte & Touche LLP

24 Power of Attorney (included in the signature page of this Registration Statement)